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                                                                     EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-83768 and 333-78925 of Boyd Bros. Transportation Inc. and subsidiary on Form S-8 of our report dated May 25, 2001, appearing in this Annual Report on Form 11-K of Boyd Bros. Transportation Inc. 401 (k) Profit Sharing Plan for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Birmingham, Alabama
June 28, 2001